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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4 No. 333-41953) and Proxy Statement/Prospectus of Health Management Associates, Inc. for the registration of $80,001,376 of the registrant's common stock and to the incorporation by reference therein of our report dated October 24, 1997, with respect to the consolidated financial statements and schedule of Health Management Associates, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1997, filed with the Securities and Exchange Commission.


                                          ERNST & YOUNG LLP


Atlanta, Georgia
December 22, 1997

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                        Consent of Independent Auditors



We consent to the reference of our firm under the caption "Experts" and to the use of our report dated August 1, 1997 (except for the fifth and seventh paragraphs of note 3, for which the date is November 14, 1997) with respect to the consolidated financial statements of River Oaks Hospital, Inc. and Subsidiaries included in the Registration Statement (Form S-4) and related Proxy Statement/Prospectus of Health Management Associates, Inc. dated December 10, 1997.


                                                    /s/ ERNST & YOUNG LLP
                                                    ERNST & YOUNG LLP


New Orleans, Louisiana
December 23, 1997



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